Exhibit 10.29

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES OF THE COMPANY ISSUABLE IN CERTAIN CIRCUMSTANCES ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES OF THE COMPANY ISSUABLE HEREUNDER MAY BE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

I-LINK INCORPORATED
CONVERTIBLE PROMISSORY NOTE

$7,500,000	December 10, 2002

FOR VALUE RECEIVED, I-Link Incorporated (the “Maker”) promises to pay to Counsel Corporation (US), a Delaware corporation, or its assigns (the “Payee”), in the lawful money of the United States of America (“Dollars” or “$”) the principal sum of Seven Million Five Hundred ThousandDollars ($7,500,000) (the “Loan”) on March 1, 2004 the “Maturity Date”), together with interest thereon from the date hereof to the Maturity Date as provided below.

1. Interest.  The outstanding principal amount of this Note, together with unpaid interest, shall bear interest at the rate of ten percent (10%) per annum, compounded quarterly.  Interest on the outstanding principal amount of this Note shall be calculated on the basis of a year of 360 days and actual days elapsed.  Interest shall be payable on the last day of each quarter, commencing on March 31, 2003, and on the Maturity Date (each an “Interest Payment Date”), provided that the Payee may, in its sole discretion, elect to allow interest to accrue and become payable on the Maturity Date.

2. Time and Place of Payments.  The Maker may, from time to time, in its discretion, make one or more periodic payments of principal or interest to the Payee.  All principal and interest due hereunder is payable in Dollars in immediately payable funds at the Payee’s principal office (or at such other office of the Payee as may be designated from time to time in writing by the Payee) for the account of the Payee, not later than 11:00 a.m., New York City time, on the due date therefor. If any payment of principal or interest on or with respect to this Note becomes due and payable on a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York City, such amount shall be payable on the next succeeding day which is not a Saturday, Sunday or other day on which commercial banks are so required or authorized to be closed and, with respect to any such payment of principal, interest shall continue to accrue during any such extension period at the applicable rate of interest in effect immediately prior to such extension.

3. Defaults and Remedies.

a.               The following events shall be “Events of Default” hereunder:

(i)                                     the Maker defaults on the Maturity Date in the payment of the principal amount of this Note;

(ii)                                  the Maker defaults on any Interest Payment Date in the payment of interest on this Note and such default continues for five (5) days;

(iii)                               the Maker defaults under any other written agreement between the Maker and the Payee or any affiliate of the Payee;

(iv)                              a court of competent jurisdiction enters a decree or order in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appoints a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the affairs of the Maker, which decree or order shall have remained in force undischarged or unstayed for a period of 30 days;

(v)                                 the Maker consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(vi)                              the Maker admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statue, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

b.              if an Event of Default, other than the Event of Default specified in Sections 3(a)(iv), (v) or (vi), occurs and is continuing, the Payee may, at its option and in addition to any right, power or remedy permitted by law or equity or herein granted, by notice to the Maker declare to be due and payable immediately the principal amount of this Note, and upon any such declaration the same shall become and shall be immediately due and payable, together with all accrued and unpaid interest thereon.  If an Event of Default specified in Sections 3(a)(iv), (v) or (vi) hereof occurs, the principal amount of this Note shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Payee, together with all accrued and unpaid interest thereon.  The Payee by notice to the Maker may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived.

4. Conversion.

a.                                       The Payee shall have the right, at its option, at any time, subject to the terms and conditions hereof, to convert the unpaid principal amount of this Note or any portion hereof (together with interest accrued on the principal amount of this Note or portion thereof to be converted) into shares of the Maker’s common stock, par value $.007 per share (the “Common Stock”), at the price of $0.08375 per share (the “Conversion Price”).

b.                                      As a condition to its right to receive any securities into which this Note is convertible, the Payee shall surrender this Note at the office of the Company, and shall give written notice to the Company at such office that the Payee elects to convert all or part of this Note and shall state therein the amount of this Note that the Payee is converting.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Payee, (i) a certificate or certificates for the number of shares the Company’s common stock to which such Payee shall be entitled as aforesaid, and (ii) to the extent the Payee has converted this Note in part and not in full, a new convertible note, identical in terms to this Note except that the principal amount thereof shall equal the principal amount hereof less the amount converted by the Payee.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note for conversion, in whole or in part, and the Payee shall be treated for all purposes as the record Payee of such shares of common stock, as the case may be, that the Payee is entitled to receive upon such conversion on such date pursuant hereto.

c.                                       The Conversion Price shall be subject to adjustment from time to time as set forth below.

(i)            If the Maker shall issue, after the date of this Note (the “Issue Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the higher of the Conversion Price in effect immediately prior to the issuance of such Additional Stock or the Fair Marker Value of the Common Stock (as defined below), the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced to whichever of the following Conversion Prices is lower:

(x)            the Conversion Price (calculated to the nearest 1/100 of a cent) determined by dividing (1) the sum of (A) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance by total number of shares of Common Stock issued and outstanding on a fully-diluted basis immediately prior to such issuance, plus (B) the consideration, if any, received by the Maker upon such issuance of Additional Stock by (2) the total number of shares of Common Stock issued and outstanding on a fully-diluted basis immediately after such issuance; or

(y)           the Conversion Price (calculated to the nearest 1/100 of a cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, the numerator of which shall be (1) the sum of (A) the total number of shares of Common Stock issued and outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Fair Market Value of the Common Stock determined as of the date of such issuance plus (B) the amount of consideration, if any, received by the Maker upon such issuance of Additional Stock and the denominator of which shall be (2) the product of the Fair Market Value of the Common Stock, multiplied by the total number of shares of Common Stock issued and outstanding on a fully-diluted basis immediately after such issuance.

(A)          In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Maker for any underwriting or otherwise in connection with the issuance and sale thereof.

(B)           In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Maker.

(C)           In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subparagraph 4(c)(i)(C) and subparagraph 4(c)(i)(D)):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs 4(c)(i)(A) and (B)), if any, received by the Maker upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Maker for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Maker (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 4(c)(i)(A) and (B)).

(3)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Maker upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this paragraph 4(c)), the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)           Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subparagraphs 4(c)(i)(C)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraphs 4(c)(i)(C)(3) and (4).

(D)          “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subparagraphs 4(c)(i)(C)) by the Maker after the Issue Date other than

(1)           Common Stock issued pursuant to a transaction described in subparagraphs 4(c)(i)(E) hereof; or

(2)           shares of Common Stock issuable or issued pursuant to a stock option, warrant, conversion right, or purchase right outstanding as of the Issue Date.

(E)           “Fair Market Value of the Common Stock” shall mean the average of the closing prices of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Fair Market Value” is being determined and the 20 consecutive Business Days prior to such day.  If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined in good faith by the Board of Directors of the Maker.

(F)           In the event the Maker should at any time or from time to time after the Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(G)           If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

(ii)           In the event the Maker shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Maker or other persons, assets (excluding cash dividends) or options or rights not referred to in subparagraph 4(c)(i), then, in each such case for the purpose of this subparagraph 4(c)(ii), the Payee shall be entitled to a proportionate share of any such distribution as though it was the holder of the number of shares of Common Stock of the Maker into which this Note is convertible as of the record date fixed for the determination of the holders of Common Stock of the Maker entitled to receive such distribution.

(iii)          If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 4(c)) provision shall be made so that the Payee shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the Maker or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 4(c) with respect to the rights of the Payee after the recapitalization so that the provisions of this paragraph 4(c) (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) shall be applicable after that event as nearly equivalent as may be practicable.

(iv)          The Maker will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Payee against impairment.

(v)           No fractional shares shall be issued upon the conversion of this Note, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

(vi)          Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 4(c), the Maker, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Payee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Maker shall, upon the written request at any time of the Payee, furnish or cause to be furnished to the Payee a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

(vii)         In the event of any taking by the Maker of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Maker shall mail to Payee, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(viii)        The Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal amount of this Note and all accrued and unpaid interest; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the outstanding principal amount of this Note and all accrued and unpaid interest, in addition to such other remedies as shall be available to the Payee, the Maker will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

5. Restrictions.  The Payee hereby acknowledges that the shares of the Company’s common stock issuable upon conversion of this Note will constitute “restricted securities” under the Securities Act of 1933, as amended. Each certificate representing shares of the Company’s common stock issued upon conversion of this Note shall be stamped or otherwise imprinted with a legend reading substantially as follows:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

6. Stock Fully Paid.  The Company covenants and agrees that all shares of capital stock which may be issued pursuant to the terms hereof will, upon issuance in accordance with the terms hereof (or upon exercise of any warrant issuable hereunder), be duly authorized, validly issued, fully paid and nonassessable, free and clear of any and all encumbrances (other than encumbrances created or granted by the Payee), and of all taxes and charges with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of any other person or entity.

7. Par Value.  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Note, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

8. Taxes.  The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of the Company’s common stock pursuant to the terms hereof.

9. Reservation of Shares.  The Company shall reserve, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of common stock, sufficient shares of common stock to provide for the conversion of this Note.

10. Fractional Shares.  No fractional shares of common stock of the Company will be issued in connection with the conversion of this Note, but in lieu of such fractional shares, the Maker shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

11. Waivers.  The Maker hereby waives presentment, demand for payment, notice of dishonor and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any waivers or modifications that may be granted or consented to by the Payee of this Note.  No waiver by the Payee of any breach of any covenant of the Maker herein contained or any term or condition hereof shall be construed as a waiver of any subsequent breach of the same or of any other covenant, term or condition herein.

12. Enforcement.  In the event that any Payee of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance of this Note, all late charges, and all costs and expenses of such action, including reasonable attorneys’ fees.  The Maker waives the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever.

13. Replacement of Note.  Upon receipt by the Maker of evidence satisfactory to them of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Maker will make and delivery a new Note of like tenor in lieu of this Note.

14. Amendments.  This Note may not be changed, modified, amended, or terminated except by a writing duly executed by the Maker and the Payee.

15. Governing Law.  This Note shall be governed by, construed in accordance with, the laws of the State of New York.

16. Assignment.  This Note may not be assigned, in whole or in part, by operation of law or otherwise, by the Maker without the prior written consent of the Payee in its sole and absolute discretion, and any purported assignment without the express prior written consent of the Payee shall be void ab initio.  The Payee may assign any or all of its rights and interests hereunder to any party.  Subject to the foregoing, this Note shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee and the Maker.

IN WITNESS WHEREOF, the Maker has executed this Note by its duly authorized officers as of the day and year first above written.

I-LINK INCORPORATED

By:
Name:
Title: